UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2019

LiqTech International, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-36210	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)

+4544986000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LIQT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of matters to a vote of security holders.

On September 19, 2019, LiqTech International, Inc., a Nevada corporation (the “Company”), held its annual meeting of stockholders (the “Meeting”). A total of 14,348,003 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), were present or represented by proxy at the Meeting, representing approximately seventy percent (70%) of the outstanding Common Stock as of July 22, 2019, the record date for the Meeting.

At the Meeting, two (2) proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:

Proposal No. 1: The election of Mark Vernon, Sune Mathiesen, Alexander J. Buehler, Peyton Boswell and Peter Leifland for terms until the next succeeding annual meeting of stockholders or until such directors’ successor shall have been duly elected and qualified. The stockholders elected the five (5) directors by the following votes:

Name	For	Withheld	Broker Non-Votes
Mark Vernon	8,275,141	88,655	5,984,207
Sune Mathiesen	8,334,268	29,528	5,984,207
Alexander J. Buehler	8,253,986	109,810	5,984,207
Peyton Boswell	8,322,265	41,531	5,984,207
Peter Leifland	8,332,778	31,018	5,984,207

Proposal No. 2: The stockholders ratified Sadler, Gibb & Associates, LLC as the Company’s independent registered accounting firm by the following votes:

Votes For	14,264,504
Votes Against	69,007
Abstentions	14,492

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: September 23, 2019	/s/ Claus Toftegaard
Claus Toftegaard
Chief Financial Officer